UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on April 20, 2018, Henry Schein, Inc. (the “Company”) entered into definitive agreements with HS Spinco, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Spinco”), and Direct Vet Marketing, Inc. (d/b/a Vets First Choice), a Delaware corporation (“DVM”), as part of a Reverse Morris Trust transaction pursuant to which, subject to the terms and conditions contained in the definitive agreements, among other things, (i) the Company will contribute the assets and entities comprising its animal health business (the “Spinco Business”) to Spinco, (ii) in exchange for the contribution to Spinco of the Spinco Business, Spinco will issue to the Company shares of common stock, par value $0.01 per share, of Spinco (the “Spinco Common Stock”), (iii) the Company will subsequently distribute to its stockholders all of the shares of Spinco Common Stock held by the Company (the “Distribution”), (iv) Spinco will change its name to Vets First Corp., and (v) immediately after the Distribution, HS Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Spinco, will merge with and into DVM (the “Merger”), with DVM surviving the Merger as a wholly owned subsidiary of Vets First Corp. (collectively, the “Transactions”).

Consummation of the Transactions is subject to certain customary conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The applicable waiting period under the HSR Act terminated on June 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: June 21, 2018	By:	/s/ Walter Siegel
Name: Walter Siegel
Title: Senior Vice President and General Counsel

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